Exhibit 10.1

Consulting Agreement

This Consulting Agreement (the “Agreement”) effective April 22, 2008, is made by and between Smart Online, Inc., whose address is 2530 Meridian Parkway, Second Floor, Durham, North Carolina 27713 (the “Company”), AND George Cahill doing business as Cahill Financial Consulting, whose address is 3001 Sandia Drive, Raleigh, North Carolina 27607, (“Consultant”).

1.	Consultation Services. The Company hereby employs Consultant to serve as the Company’s interim chief financial officer in accordance with the terms and conditions set forth in this Agreement, and his duties and responsibilities shall include but not be limited to: overseeing all Company accounting practices, including accounting departments, preparing budgets, financial reports, tax and audit functions; directing financial strategy, planning and forecasts; preparing financial and periodic reports for the Securities and Exchange Commission (including signing, in the capacity of interim chief financial officer, any public filings covering periods during term of consultancy); and consulting with the officers and employees of the Company concerning matters relating to the financial management and organization of the Company, its financial policies specifically relating to the Company’s strategic financial plan, and generally any matter arising out of the business affairs of the Company (the “Services”).

2.	Consultant’s Representations and Warranties. Consultant represents and warrants to the Company that: (a) Consultant has all necessary authority, corporate or otherwise, to enter into and perform all of its obligations under this Agreement and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement, and that the execution, delivery and performance of this Agreement does not violate any other agreement or understanding to which Consultant is a party or by which he may be bound or to which any of his assets or properties may be subject and (b) Consultant shall render and complete the Services in accordance with the highest professional standards, applicable guidelines and all relevant federal, state and local laws, regulations and policies.

3.	Term of Agreement. This Agreement will begin at the effective date (as mentioned above) and shall continue until the Services are completed. The Company or Consultant may terminate this Agreement at any time by 30 calendar days’ written notice to the other party. In addition, if Consultant is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of Consultant immediately and without prior written notice to Consultant. In addition, if Company or its Officers are convicted of any crime or offense, fail or refuses to comply with legal or prudent business practices, or materially breach provisions of this Agreement, the Consultant at any time may terminate the consultancy on 5 calendar days’ written notice.

4.	Time Devoted by Consultant. Consultant will be required to devote as much time as necessary and use reasonable efforts during the term of this Agreement to meet all objectives of the Services outlined above. The particular amount of time may vary from day to day or week to week; but, the Company has suggested a 2 to 3 day commitment per week by Consultant is contemplated at this time.

5.	Location of Services. Consultant will be required to perform Services at the Company’s offices, except in such instances when doing so is determined by the Company not to be necessary to meet particular requirements.

6.	Payment to Consultant. For the first 12 calendar weeks of this agreement, Consultant will be paid at the rate of $140.00 per hour for work performed in accordance with this Agreement. At the end of this initial 12 week period, by written agreement of Company and Consultant, the payment may be made either with all cash of $125 per hour or, at the Company’s option, an agreed upon split between cash and shares of the Company’s common stock based upon the average closing price of the shares during the five trading days prior to the date of a monthly invoice. In addition, the Company shall reimburse Consultant for any reasonable pre-approved out of pocket expenses incurred by Consultant pursuant to the terms of this Agreement. For the first 12 calendar weeks of this agreement, Consultant will submit an itemized invoice for each 2 week period setting forth the time spent and Services rendered, and the Company will pay Consultant the amounts due within five business days of receipt. After the initial 12 week period, monthly accounting for services will occur.

7.	Independent Contractor. Both the Company and Consultant agree that Consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all income, employment and other taxes thereon. The Company shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security tax, unemployment insurance, or any other payroll taxes. Consultant shall indemnify and hold the Company (which term shall include its affiliates and its and their officers, directors, employees, agents and business advisors) free and harmless, to the full extent permitted by law or in equity, for and from any and all income, employment and other taxes arising from this Agreement. The Company shall not be responsible for, and shall not obtain, worker’s compensation, disability benefits insurance, or unemployment security insurance coverage for Consultant.

8.	Liability. With regard to the services to be performed by Consultant under this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to the relationship with the Company, for any acts or omissions in the performance of Services on the part of Consultant, except when the acts or omissions of Consultant are due to willful misconduct, fraud or negligence.

9.	Confidential Information. Consultant recognizes and acknowledges that by reason of the Services, it will have access to information of or relating to the Company, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, software, proprietary information, manufacturing, advertising, distribution and sales methods and systems, financial information, sales and profit figures, customers and client lists, relationships between the Company and dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Company and other information (collectively, “Confidential Information”). Consultant acknowledges that the Confidential Information is a valuable and unique asset of the Company. Accordingly, Consultant covenants that, unless such information is in the public domain through no fault of Consultant or except as may be required by law, and except as directed in writing in advance by the Company, Consultant will not at any time during or after the term or termination of this Agreement (i) use Confidential Information for its own benefit, or for the benefit of any party other than the Company, (ii) disclose Confidential Information to any person or entity whatsoever other than representatives or affiliates of Consultant who are aware of the confidentiality obligation, or (iii) permit any person or entity whatsoever to examine and/or make copies of, any Confidential Information or any material evidencing or reflecting Confidential Information, whether in written, digital or other media. Upon request by the Company, Consultant will immediately deliver to the Company all Confidential Information, in whatever media whatsoever (including all copies), in its possession or under its control. All such Confidential Information written or verbal, tangible or intangible, made available, disclosed, or otherwise made known to Consultant as a result of Services under this Agreement shall be considered the sole property of Company. The Confidential Information shall be used by Consultant only for purposes of performing the obligations hereunder. These obligations of confidentiality and nondisclosure shall remain in effect for a period of ten (10) years after the completion or termination of the Services.

10.	Inventions, patents, rights, title, documents, files etc. Upon the termination of this Agreement or upon an earlier request by the Company, Consultant will return all Company property to the Company unless Consultant has written permission to keep it. Consultant agrees that all materials, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees that the product of all work which is performed under this Agreement shall be the sole property of the Company, and the Company shall have the right to use, patent, sell, license, publish, or otherwise disseminate or transfer rights in such work product. Consultant agrees to assign its rights in all such Inventions and/or work product to the Company.

11.	Non-solicitation. During the term of this Agreement and for two (2) years thereafter, Consultant will not directly or indirectly solicit or hire any employee or consultant of the Company or directly or indirectly solicit any of the Company’s customers.

12.	Miscellaneous. Consultant shall not assign rights or delegate responsibilities under this Agreement without the Company’s prior written approval. This Agreement is made under and shall be construed according to the laws of North Carolina. This Agreement contains the entire understanding of the parties and may not be amended without the specific written consent of both parties.

13.	Survival. Notwithstanding any provision in this Agreement to the contrary, the provisions of Section 9 (Confidential Information), Section 10 (Inventions, patents, rights, title, documents, files etc) and Section 11 (Non-solicitation) hereof shall survive any termination of this Agreement and Consultant’s engagement hereunder.

The above parties have duly executed this Agreement as of the day and year above written.

David Colburn	George Cahill
President and CEO	Consultant
Smart Online, Inc.	Cahill Financial Consulting
By: /s/ David Colburn	By: /s/ George Cahill

Date: 4/21/08	Date: 4/21/08